UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2019 (May 14, 2019)

WILLSCOT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 S. Bond Street, #600

Baltimore, Maryland 21231

(Address, including zip code, of principal executive offices)

(410) 931-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Principal U.S. Public Trading Market
Class A common stock, par value $0.0001 per share	WSC	The Nasdaq Capital Market
Warrants to purchase Class A common stock(1)	WSCWW	OTC Markets Group Inc.
Warrants to purchase Class A common stock(2)	WSCTW	OTC Markets Group Inc.

(1)         Issued in connection with the initial public offering of Double Eagle Acquisition Corp., the registrant’s legal predecessor company, in September 2015, which are exercisable for one-half of one share of the registrant’s Class A common stock for an exercise price of $5.75.

(2)         Issued in connection with the registrant’s acquisition of Modular Space Holdings, Inc. in August 2018, which are exercisable for one share of the registrant’s Class A common stock at an exercise price of $15.50 per share.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 14, 2019, WillScot Corporation (the “Company”) announced that its indirect subsidiary, Williams Scotsman International, Inc. (the “Issuer”) completed its tack-on offering of $190 million in aggregate principal amount of its 6.875% senior secured notes due 2023 (the “New Notes”). The New Notes were issued as additional securities under an indenture, dated August 6, 2018, by and among the Issuer (as successor to Mason Finance Sub, Inc.), the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee and collateral agent, as amended by the supplemental indenture, dated August 15, 2018 (the “Indenture”), pursuant to which the Issuer issued $300 million in aggregate principal amount of its 6.875% Senior Notes due 2023 (the “Existing Notes”) in August 2018.  The New Notes and the Existing Notes are treated as a single class of debt securities under the Indenture, and the New Notes have identical terms to the Existing Notes, other than with respect to the issue date and issue price.

The New Notes were offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and, outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The New Notes have not been and will not be registered under the Securities Act or any state securities laws.

The New Notes will bear interest at a rate of 6.875% per annum payable semiannually, in cash in arrears, on February 15 and August 15 of each year, commencing August 15, 2019 and maturing on August 15, 2023. The Indenture contains certain customary covenants and events of default (subject in certain cases to customary grace and cure periods).

The New Notes are guaranteed by each the Issuer’s direct and indirect domestic subsidiaries and its parent, Williams Scotsman Holdings Corp. The New Notes and the guarantees thereof will be general secured obligations of the Issuer and the guarantors.

The foregoing summary is qualified in its entirety by reference to the Indenture, which is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document

4.1

Indenture dated August 6, 2018, by and among Mason Finance Sub, Inc., the Guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 1.2 to the Company’s Form 8-K filed August 7, 2018).

4.2

Supplemental Indenture dated as of August 15, 2018, to the Indenture dated August 6, 2018, by and among Williams Scotsman International, Inc., the Guarantors party thereto, and Deutsche Bank Trust Company Americas as trustee and collateral agent (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed August 16, 2018).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Corporation

	By:	/s/ Bradley L. Bacon
Dated: May 16, 2019		Name: Bradley L. Bacon
Title: Vice President, General Counsel & Corporate Secretary